Exhibit 8.1

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2300

Houston, Texas 77002-6760

March 25, 2004

Penn Virginia Resource Partners, L.P.

Penn Virginia Resource GP, LLC

100 Matsonford Road, Suite 230

Radnor, Pennsylvania 19087

RE:	PENN VIRGINIA RESOURCE PARTNERS, L.P. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Penn Virginia Resource Partners, L.P. (the “Partnership”), a Delaware limited partnership, and Penn Virginia Resource GP, LLC (the “General Partner”), a Delaware limited liability company, with respect to certain legal matters in connection with the offer and sale by a selling unitholder of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus Supplement dated March 25, 2004 (the “Prospectus Supplement”) and the Prospectus dated August 1, 2003 (the “Prospectus”) forming part of the Registration Statement on Form S-3 (No. 333-106239) (the “Registration Statement”) to which this opinion is an exhibit.

In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Tax Considerations” in the Prospectus Supplement and the caption “Material Tax Consequences” in the Prospectus. Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein (i) as of the date of the Prospectus Supplement in respect of the discussion set forth under the caption “Tax Considerations” and (ii) as of the effective date of the Registration Statement in respect of the discussion set forth under the caption “Material Tax Consequences,” in both cases qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its General Partner, included in the Discussions, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

VINSON & ELKINS L.L.P